PROSPECTUS SUPPLEMENT	REGISTRATION NO. 333-54662
(To Prospectus dated August 15, 2007)	Filed Pursuant to Rule 424(b)(3)

1,000,000,000 Depositary Receipts
Retail HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Retail HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Amazon.com, Inc.	AMZN	7	NASDAQ
Best Buy Co., Inc.	BBY	9	NYSE
Costco Wholesale Corporation	COST	8	NASDAQ
CVS Corporation / Caremark Corporation	CVS	14	NYSE
Kohl’s Corporation	KSS	6	NYSE
Limited Brands, Inc.	LTD	8	NYSE
Lowe’s Companies, Inc.	LOW	28	NYSE
Macy’s Inc.	M	11.738	NYSE
RadioShack Corporation	RSH	3	NYSE
Safeway Inc.	SWY	9	NYSE
SUPERVALU Inc.	SVU	1.456	NYSE
Target Corporation	TGT	16	NYSE
The Gap, Inc.	GPS	16	NYSE
The Home Depot, Inc.	HD	40	NYSE
The Kroger Co.	KR	15	NYSE
The TJX Companies, Inc.	TJX	10	NYSE
Walgreen Co.	WAG	19	NYSE
Wal-Mart Stores, Inc.	WMT	36	NYSE

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2008.